Exhibit 10.1

EXHIBIT A

July 25, 2018

Boards of Directors

Hometown Financial Group, MHC

Hometown Financial Group, Inc.

36 Main Street

P.O. Box 351

Easthampton, Massachusetts 01027

To the Boards of Directors:

The undersigned (“Shareholder”) is an executive officer or director of Pilgrim Bancshares, Inc. (“Pilgrim”) and the beneficial holder of shares of common stock of Pilgrim Bancshares, Inc. (the “Pilgrim Common Stock”).

Hometown Financial Group, MHC and Hometown Financial Group, Inc. (collectively, “Hometown”) and Pilgrim are considering the execution of an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Hometown will acquire Pilgrim in a cash merger (the “Merger”). The execution of the Merger Agreement by Hometown is subject to the execution and delivery of this letter agreement (the “Agreement”). All terms used herein but not defined herein shall have the meaning set forth in the Merger Agreement.

Shareholder, to induce Hometown to execute and deliver to Pilgrim the Merger Agreement, agrees and undertakes, solely in his or her capacity as a stockholder of Pilgrim, and not in his or her capacity as a director or officer of Pilgrim, as follows:

1.        This Agreement shall not apply to those shares of Pilgrim Common Stock, if any (the “Excluded Shares”), as to which Shareholder (i) may exercise voting or investment power as a fiduciary for others or (ii) as to which Shareholder does not have, directly or indirectly, sole or shared voting power.  As of the date hereof, the undersigned has sole or shared voting power with respect to                            shares of Pilgrim Common Stock (the “Shares”), other than Excluded Shares, if any.

2.        While this Agreement is in effect, Shareholder shall not, directly or indirectly, (a) sell or otherwise dispose of or encumber, on or before the date of the Stockholder Meeting, any or all of the Shares, or any shares of Pilgrim Common Stock that or are subsequently acquired by the Shareholder, other than in a Permitted Transfer (as hereinafter defined), or (b) deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to any of the Shares or grant any proxy with respect thereto, other than to other members of the Board of Directors of Pilgrim to vote to approve the Merger Agreement and the Merger and the matters related thereto. For the purposes of this Agreement, “Permitted Transfer” means any of the following transfers: (i) a transfer by will or operation of law, in which case this Agreement shall bind the transferee, (ii) a transfer pursuant to any pledge agreement existing as of the date of this Agreement, subject to the pledgee agreeing in writing to be bound by the terms of this Agreement, (iii) a transfer for bona fide estate and tax planning purposes, including any transfer to relatives, trusts and charitable organizations, subject in each case to the transferee agreeing in writing to be bound by the terms of this Agreement, (iv) a transfer from Shareholder to one or more other shareholders of Pilgrim who are bound by terms of a comparable voting agreement with Hometown, (v) shares tendered to Pilgrim to pay the exercise price of a stock option or to satisfy any tax withholding obligations upon the exercise of a stock option or the vesting of a Company RSA, and (vi) a transfer made with the prior written consent of Hometown.

3.        While this Agreement is in effect, Shareholder shall vote or cause to be voted all of the Shares and any other shares of Pilgrim Common Stock that Shareholder shall be entitled to so vote, whether such shares are beneficially owned by the Shareholder on the date of this Agreement or are subsequently acquired, whether pursuant to the exercise of stock options or otherwise (less any Pilgrim Common Stock subsequently disposed of pursuant to a Permitted Transfer) (i) for the approval of the Merger Agreement and the Merger at the Pilgrim Stockholder Meeting, (ii) for the approval of any proposal to adjourn or postpone the Stockholder Meeting to a later date if there are not sufficient votes to approve the Merger Agreement and the Merger and (iii) against approval or adoption of any (y) Acquisition Proposal or other merger, business combination, recapitalization, partial liquidation or similar transaction involving Pilgrim or (z) amendment of the Articles of Incorporation or Bylaws of Pilgrim or its Subsidiaries or other proposal or transaction involving Pilgrim or any of its Subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify any provision of the Merger Agreement or the Merger or change in any manner the voting rights of any class of Pilgrim Common Stock.

4.        Shareholder agrees that Hometown would be irreparably harmed by any breach of this Agreement on the part of Shareholder and that Hometown shall be entitled to specific performance and injunctive and other equitable relief in respect of any breach (including any threatened or anticipated breach) of this Agreement and to enforce the provisions hereof without having to prove actual damages, and Shareholder further agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. This provision is without prejudice to any other rights or remedies, whether at law or in equity, that any party hereto may have against any other party hereto for any failure to perform its obligations under this Agreement.

5.        This Agreement shall only apply to actions taken by the undersigned in his or her capacity as a shareholder of Pilgrim and, if applicable, shall not in any way limit or affect actions the undersigned may take in his or her capacity as a director or officer of Pilgrim.

6.        This Agreement shall automatically terminate upon the earlier of (i) the favorable vote of Pilgrim’s shareholders with respect to the approval of the Merger Agreement and the Merger, or (ii) the termination of the Merger Agreement in accordance with its terms.

7.        Nothing contained in this Agreement shall be deemed to vest in Hometown any direct or indirect ownership or incidence of ownership of or with respect to any of the Pilgrim Common Stock. All rights, ownership and economic benefits of and relating to the Pilgrim Common Stock shall remain and belong to the applicable shareholder, and Hometown shall have no power or authority to direct any shareholder in the voting of any of the Pilgrim Common Stock or the performance by any shareholder of its duties or responsibilities as a shareholder of Pilgrim, except as otherwise provided herein.

8.        Each of Shareholder and Hometown (i) irrevocably and unconditionally consents to and submits itself to the exclusive jurisdiction of the Business Litigation Session of the Superior Court of the Commonwealth of Massachusetts, or in the event, but only in the event, that such court does not have subject matter jurisdiction over such action or proceeding, the Superior Court of the Commonwealth of Massachusetts or the United States District Court for the District of Massachusetts (collectively, the “Massachusetts Courts”) in any action or proceeding arising out of or relating to this Agreement, (ii) agrees that all claims in respect of such action or proceeding may be heard and determined only in any such Massachusetts Courts, and (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such Massachusetts Courts. Each of Shareholder and Hometown waives any defense or inconvenient forum to the maintenance of any action or proceeding so brought in any such Massachusetts Courts and waives any bond, surety or other security that might be required of any other party in any such Massachusetts Courts with respect to such action or proceeding.

9.        Shareholder represents and warrants to and agrees with Hometown as follows: (i) Shareholder has all requisite capacity and authority to enter into and perform his or her obligations under this Agreement; (ii) this Agreement has been duly executed and delivered by Shareholder, and assuming the due authorization, execution and delivery by Hometown, constitutes the valid and legally binding obligation of Shareholder enforceable against Shareholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and (iii) the execution and delivery of this Agreement by Shareholder does not, and the performance by Shareholder of his or her obligations and the consummation by Shareholder of the transactions contemplated by this Agreement will not, violate, conflict with, or constitute a default under, any agreement, instrument, contract, or other obligation or any order, arbitration award, judgment or decree to which Shareholder is a party or by which Shareholder is bound, or any statute, rule, or regulation to which Shareholder is subject.

10.       Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Merger Agreement is executed by all parties thereto, and (b) this Agreement is executed by Shareholder and Hometown.

IN WITNESS WHEREOF, Shareholder has executed this agreement as of the date first above written.

Very truly yours,

Print Name

Accepted and agreed to as of
the date first above written:

Hometown Financial Group, MHC
Hometown Financial Group, Inc.

Matthew S. Sosik
President and Chief Executive Officer